As filed with the Securities and Exchange Commission on June 3, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

DATALINK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0856543 (I.R.S. Employer Identification No.)

10050 Crosstown Circle, Suite 500 Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

Datalink Corporation

2011 Incentive Compensation Plan

(Full Title of the Plan)

Gregory T. Barnum
Vice President, Finance and Chief Financial Officer

Datalink Corporation
10050 Crosstown Circle, Suite 500

Eden Prairie, Minnesota 55344

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (952) 944-3462

Copies to:
Jonathan R. Zimmerman
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	750,000	$8.10	$6,075,000.00	$611.75
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares of common stock, par value $0.001 per share (“Common Stock”), that may be issuable under the Datalink Corporation 2011 Incentive Compensation Plan, as amended (the “2011 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar adjustment of the outstanding shares of Common Stock of Datalink Corporation (the “Registrant”).

(2)	Represents 750,000 additional shares of Common Stock of the Registrant reserved for future issuance under the 2011 Plan.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the NASDAQ Global Market on June 1, 2016.

DATALINK CORPORATION

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of Common Stock to be issued pursuant to the Datalink Corporation 2011 Incentive Compensation Plan (the “2011 Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2011 Plan (File Nos. 333-175593, 333-182653, and 333-206370) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this registration statement:

(a)         The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2015;

(b)         The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2016;

(c)          The Current Report on Form 8-K of the Registrant filed on May 26, 2016 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(d)         The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) after the date of this registration statement and before the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1

Amended and Restated Articles of Incorporation of Datalink Corporation (incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1, filed on June 3, 1998 (File No. 333-55935)).

4.2	Amended and Restated Bylaws of Datalink Corporation (incorporated by reference to Exhibit 3.2 in the Registrant’s Current Report on Form 8-K, filed on February 18, 2011 (File No. 000-29758)).

4.3

Form of Common Stock Certificate of Datalink Corporation (incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1/A, filed on July 16, 1998 (File No. 333-55935)).

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

99.1

Datalink Corporation 2011 Incentive Compensation Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 15, 2016 (File No. 000-29758)).

99.2

Form of Restricted Stock Award Agreement for Directors (incorporated by reference to Exhibit 10.3 in the Registrant’s Form 10-Q for the period ended June 30, 2011, filed on August 11, 2011 (File No. 000-29758)).

99.3

Form of Restricted Stock Award Agreement for Employees (incorporated by reference to Exhibit 10.4 in the Registrant’s Form 10-Q for the period ended June 30, 2011, filed on August 11, 2011 (File No. 000-29758)).

99.4	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.5 in the Registrant’s Form 10-Q for the period ended June 30, 2011, filed on August 11, 2011 (File No. 000-29758)).

99.5

Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 in the Registrant’s Form 10-Q for the period ended June 30, 2011, filed on August 11, 2011 (File No. 000-29758)).

99.6	Form of Deferred Stock Unit Master Agreement (incorporated by reference to Exhibit 10.1 in the Registrant’s Form 10-Q for the period ended March 31, 2014, filed on May 9, 2014 (File No. 000-29758)).

99.7

Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.22 in the Registrant’s Form 10-K for the period ended December 31, 2015, filed on March 14, 2016 (File No. 000-29758)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on June 3, 2016.

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum
Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Paul F. Lidsky	President, Chief Executive Officer and Director	June 3, 2016
Paul F. Lidsky
Principal Executive Officer

/s/ Gregory T. Barnum	Vice President, Finance and Chief Financial Officer	June 3, 2016
Gregory T. Barnum	and Secretary
Principal Financial Officer

/s/ Denise M. Westenfield	Vice President, Controller and Chief Accounting	June 3, 2016
Denise M. Westenfield	Officer and Assistant Secretary
Principal Accounting Officer

/s/ James E. Ousley	Chairman of the Board and Director	June 3, 2016
James E. Ousley

/s/ Brent G. Blackey	Director	June 3, 2016
Brent G. Blackey

/s/ Greg R. Meland	Director	June 3, 2016
Greg R. Meland

/s/ J. Patrick O’Halloran	Director	June 3, 2016
J. Patrick O’Halloran

/s/ Mercedes A. Walton	Director	June 3, 2016
Mercedes A. Walton

/s/ James L. Zucco, Jr.	Director	June 3, 2016
James L. Zucco, Jr.

INDEX TO EXHIBITS

No.	Description	Manner of Filing
4.1	Amended and Restated Articles of Incorporation of Datalink Corporation	Incorporated by Reference
4.2	Amended and Restated Bylaws of Datalink Corporation	Incorporated by Reference
4.3	Form of Common Stock Certificate of Datalink Corporation	Incorporated by Reference
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically
23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement)	Filed Electronically
23.2	Consent of Independent Registered Public Accounting Firm	Filed Electronically
99.1	Datalink Corporation 2011 Incentive Compensation Plan, as amended	Incorporated by Reference
99.2	Form of Restricted Stock Award Agreement for Directors	Incorporated by Reference
99.3	Form of Restricted Stock Award Agreement for Employees	Incorporated by Reference
99.4	Form of Incentive Stock Option Agreement	Incorporated by Reference
99.5	Form of Non-Qualified Stock Option Agreement	Incorporated by Reference
99.6	Form of Deferred Stock Unit Master Agreement	Incorporated by Reference
99.7	Form of Performance Stock Unit Award Agreement	Incorporated by Reference